                                                                    EXHIBIT 4(i)

                               EXPENSE AGREEMENT
                               -----------------



          AGREEMENT dated as of December 1, 1998, between Hawaiian Electric Company, Inc., a Hawaii corporation ("HECO"), Maui Electric Company, Limited, a Hawaii corporation ("MECO"), Hawaii Electric Light Company, Inc., a Hawaii corporation ("HELCO") and HECO Capital Trust I, a Delaware statutory business trust (the "Trust").

          WHEREAS, the Trust intends to issue and sell its Common Securities (the "Common Securities") to HECO and to issue and sell in a registered public offering its 7.30% Cumulative Quarterly Income Preferred Securities, Series 1998, (the "Trust Preferred Securities") with such powers, preferences and special rights and restrictions as are set forth in the Amended and Restated Trust Agreement of the Trust dated as of December 1, 1998, as the same may be amended from time to time (the "Trust Agreement");

          WHEREAS, HECO will own all of the Common Securities of the Trust, will issue and sell its 7.30% Junior Subordinated Deferrable Interest Debentures, Series 1998 (the "HECO Debentures") to the Trust and will fully, irrevocably and unconditionally guarantee the obligations of MECO and HELCO under their respective 7.30% Junior Subordinated Deferrable Interest Debentures, Series 1998 (together with the HECO Debentures, the "Debentures"), which Debentures are to be sold by MECO and HELCO to the Trust;

          NOW, THEREFORE, in consideration of the purchase of the Trust Preferred Securities by each holder, which purchase HECO, MECO and HELCO hereby agree shall benefit each of them and which purchase HECO, MECO and HELCO acknowledge will be made in reliance upon the execution and delivery of this Agreement, HECO (including in its capacity as holder of the Common Securities), MECO and HELCO and the Trust, hereby agree as follows:


                                   ARTICLE I

          Section 1.1.   Agreement by HECO, MECO and HELCO to
                         ------------------------------------
                         Pay Pro Rata Share of Expenses.
                         ------------------------------

          Subject to the terms and conditions hereof, HECO, MECO and HELCO hereby agree for the benefit of each person or entity to whom the Trust is now or hereafter becomes indebted or liable (the "Beneficiaries") to pay, when and as due, each of their respective Pro Rata Shares of any and all Obligations (as hereinafter defined) to such Beneficiaries. "Pro Rata Share" means the proportionate share of the Obligations of each of HECO, MECO and HELCO based on the aggregate principal amount of each of their respective Debentures held by the Trust. As used herein, "Obligations" means any indebtedness, expenses or liabilities of the Trust, other than obligations of the Trust to pay to holders of any Trust Preferred Securities the amounts due such holders pursuant to the terms of the Trust Preferred Securities. This Agreement is intended to be for the benefit of, and to be enforceable by, all such Beneficiaries, whether or not such Beneficiaries have received notice hereof.

          Section 1.2.  HECO Guarantee.
                        --------------

          HECO fully, irrevocably and unconditionally guarantees the payment in full by each of MECO and HELCO of their respective Pro Rata Shares of the Obligations (the "Guarantee"), regardless of any defense, right of setoff or counterclaim that HECO may have or assert. HECO hereby waives notice of acceptance of the Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against MECO or HELCO or any other person, firm or corporation before proceeding against HECO, protest, notice of nonpayment or dishonor, notice of redemption, and all other notices and demands. The obligations of HECO under the Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of (i) the release or waiver, by operation of law or otherwise, of the performance or observance by MECO or HELCO of any obligation to be performed or observed by it under this Agreement, (ii) any failure, omission, delay or lack of diligence on the part of MECO or HELCO, (iii) the voluntary or involuntary liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, or other similar proceedings affecting MECO or HELCO or (iv) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of HECO that its obligations under the Guarantee shall be irrevocable, absolute and unconditional under any and all circumstances (and there shall be no obligation of any person, firm or corporation to give notice to, or obtain consent of, HECO with respect to the happening of any of the foregoing). The Guarantee constitutes a guarantee of performance and payment and not collection. HECO acknowledges that its obligations under the Guarantee are independent of the obligations of MECO or HELCO under this Agreement, and that HECO shall be liable as principal and debtor under the Guarantee notwithstanding the occurrence of any event referred to above.

          Section 1.3.  Term of Agreement.
                        -----------------

          This Agreement shall terminate and be of no further force and effect upon the later of (a) the date on which full payment has been made of all amounts payable to all holders of all the Trust Preferred Securities (whether upon redemption, liquidation, exchange or otherwise) and (b) the date on which there are no Beneficiaries remaining; provided, however, that this Agreement
                                      --------
shall continue to be effective or shall be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities or any Beneficiary must restore payment of any sums paid under the Trust Preferred Securities, under any Obligation, under the Trust Guarantee Agreement dated the date hereof by HECO and The Bank of New York, as trust guarantee trustee, or under this Agreement for any reason whatsoever. This Agreement is continuing, irrevocable, unconditional and absolute.

          Section 1.4.  Waiver of Notice.
                        ----------------

          HECO, MECO and HELCO each hereby waives notice of acceptance of this Agreement and of any Obligation to which it applies or may apply, and HECO, MECO and HELCO each hereby waives presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

          Section 1.5.  No Impairment.
                        -------------

          The obligations, covenants, agreements and duties of HECO, MECO and HELCO under this Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (a) the extension of time for the payment by the Trust of all or any portion of the Obligations or for the performance of any other obligation under, arising out of, or in connection with, the Obligations;

          (b) any failure, omission, delay or lack of diligence on the part of the Beneficiaries to enforce, assert or exercise any right, privilege, power or remedy conferred on the Beneficiaries with respect to the Obligations or any action on the part of the Trust granting indulgence or extension of any kind;

          (c) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust;

          (d) the release or waiver, by operation of law or otherwise, of the performance or observance by any Beneficiary of any express or implied agreement, covenant, term or condition to be performed or observed hereunder by any of HECO, HELCO or MECO, or any discharge, disallowance, invalidity, illegality, voidness or other unenforceability thereof;

          (e)  any invalidity of, or defect or deficiency in, the Debentures;

          (f) the settlement or compromise of any Obligation guaranteed hereby or hereby incurred;

          (g) any termination of or change in any relationship between HECO, HELCO and MECO, including any resulting from a change in the ownership of any of such companies; or

          (h) to the extent permitted by law, any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a party to this Agreement, it being the intent of this Section 1.5 that the Obligations shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Beneficiaries to give notice to, or obtain the consent of, HECO, MECO or HELCO with respect to the happening of any of the foregoing.

          Section 1.6.  Enforcement.
                        -----------

          A Beneficiary may enforce this Agreement directly against HECO, MECO and HELCO, jointly and severally, and HECO, MECO and HELCO each waives any right or remedy to require that any action be brought against the Trust or any other person or entity before proceeding against HECO, MECO or HELCO.


                                  ARTICLE II

          Section 2.1.  Binding Effect.
                        --------------

          This Agreement shall bind the successors, assigns, receivers, trustees and representatives of each of HECO, MECO and HELCO and shall inure to the benefit of the Beneficiaries.

          Section 2.2.  Amendment.
                        ---------

          So long as there remains any Beneficiary or any Trust Preferred Securities are outstanding, this Agreement shall not be modified or amended in any manner adverse to such Beneficiary or to the holders of the Trust Preferred Securities.

          Section 2.3.  Notices.
                        -------

          Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same against receipt therefor by facsimile transmission (confirmed by mail), or by registered or certified mail, addressed as follows (and if so given, shall be deemed given when mailed):

If to the Trust:

               HECO Capital Trust II
               c/o The Bank of New York
               101 Barclay Street, 21st Floor
               New York, New York  10286
               Facsimile No.:  (212) 815-5915
               Attention:  Corporate Trust Trustee
                           Administration


If to HECO, MECO or HELCO:

               Hawaiian Electric Company, Inc.
               900 Richards Street
               Honolulu, Hawaii  96813
               Facsimile No.:  (808) 543-7966
               Attention:  Treasurer

          Section 2.4.  Governing Laws.
                        --------------

          This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York (without regard to conflict of laws principles).

          THIS AGREEMENT is executed as of the day and year first above written.


                                  HAWAIIAN ELECTRIC COMPANY, INC.


                                  By: /s/ Paul Oyer
                                      -------------------------------------
                                      Paul A. Oyer
                                      Financial Vice President
                                        and Treasurer


                                  By: /s/ Marvin A. Hawthorne
                                      -------------------------------------
                                      Marvin A. Hawthorne
                                      Assistant Treasurer


                                  MAUI ELECTRIC COMPANY, LIMITED


                                  By: /s/ Paul Oyer
                                      -------------------------------------
                                      Paul A. Oyer
                                      Financial Vice President
                                        and Treasurer



                                  By: /s/ Marvin A. Hawthorne
                                      -------------------------------------
                                      Marvin A. Hawthorne
                                      Assistant Treasurer


                                  HAWAII ELECTRIC LIGHT COMPANY, INC.


                                  By: /s/ Paul Oyer
                                      -------------------------------------
                                      Paul A. Oyer
                                      Financial Vice President
                                      and Treasurer


                                  By: /s/ Marvin A. Hawthorne
                                      -------------------------------------
                                      Marvin A. Hawthorne
                                      Assistant Treasurer

                                  HECO CAPITAL TRUST II


                                  By:
                                      -------------------------------------
                                      T. Michael May, not in his
                                      individual capacity, but solely as
                                      Administrative Trustee


                                  By:
                                      -------------------------------------
                                      Paul A. Oyer, not in his individual
                                      capacity, but solely as
                                      Administrative Trustee


                                  By:
                                      -------------------------------------
                                      Lorie Ann Nagata, not in her
                                      individual capacity, but solely as
                                      Administrative Trustee